EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Semler Scientific, Inc.

Portland, Oregon

We hereby consent to the incorporation by reference in the Registration Statements on Form S8 (No. 333-198275, No. 333-198891 and No. 333-207779) of Semler Scientific, Inc. of our report dated February 26, 2016, relating to the financial statements of Semler Scientific, Inc., which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

New York, New York

February 26, 2016